Exhibit 99.1

ORCHID ISLAND CAPITAL ANNOUNCES

ESTIMATED THIRD QUARTER 2024 RESULTS

OCTOBER 2024 MONTHLY DIVIDEND AND

 SEPTEMBER 30, 2024 RMBS PORTFOLIO CHARACTERISTICS

●	October 2024 Monthly Dividend of $0.12 Per Share of Common Stock
●	Estimated Book Value Per Share as of September 30, 2024 of $8.40
●	Estimated GAAP net income of $0.24 per share for the quarter ended September 30, 2024, including an estimated $0.29 per share of net realized and unrealized gains on RMBS and derivative instruments
●	Estimated 2.1% total return on equity for the quarter ended September 30, 2024
●	Estimated book value, net income and total return on equity amounts are preliminary, subject to change, and subject to review by the Company’s independent registered public accounting firm
●	RMBS Portfolio Characteristics as of September 30, 2024
●	Next Dividend Announcement Expected November 13, 2024

Vero Beach, Fla., October 16, 2024 - Orchid Island Capital, Inc. (the “Company”) (NYSE: ORC) announced today that the Board of Directors of the Company declared a monthly cash dividend for the month of October 2024. The dividend of $0.12 per share will be paid November 27, 2024 to holders of record of the Company’s common stock on October 31, 2024, with an ex-dividend date of October 31, 2024. The Company plans on announcing its next common stock dividend on November 13, 2024.

The Company intends to make regular monthly cash distributions to its holders of common stock. In order to qualify as a real estate investment trust (“REIT”), the Company must distribute annually to its stockholders an amount at least equal to 90% of its REIT taxable income, determined without regard to the deduction for dividends paid and excluding any net capital gain. The Company will be subject to income tax on taxable income that is not distributed and to an excise tax to the extent that a certain percentage of its taxable income is not distributed by specified dates. The Company has not established a minimum distribution payment level and is not assured of its ability to make distributions to stockholders in the future.

As of October 16, 2024, the Company had 78,414,645 shares of common stock outstanding. As of September 30, 2024, the Company had 78,082,645 shares of common stock outstanding. As of June 30, 2024, the Company had 64,824,374 shares of common stock outstanding.

Estimated September 30, 2024 Book Value Per Share

The Company’s estimated book value per share as of September 30, 2024 was $8.40.  The Company computes book value per share by dividing total stockholders' equity by the total number of outstanding shares of common stock. At September 30, 2024, the Company's preliminary estimated total stockholders' equity was approximately $656.0 million with 78,082,645 shares of common stock outstanding. These figures and the resulting estimated book value per share are preliminary, subject to change, and subject to review by the Company’s independent registered public accounting firm.

Estimated Net Income Per Share and Realized and Unrealized Gains and Losses on RMBS and Derivative Instruments

The Company estimates it generated a net income per share of $0.24 for the quarter ended September 30, 2024, which includes an estimated $0.29 per share of net realized and unrealized gains on RMBS and derivative instruments. These amounts compare to total dividends declared during the quarter of $0.36 per share.  Net income per common share calculated under generally accepted accounting principles can, and does, differ from our REIT taxable income.  The Company views REIT taxable income as a better indication of income to be paid in the form of a dividend rather than net income. Many components of REIT taxable income can only be estimated at this time and our monthly dividends declared are based on both estimates of REIT taxable income to be earned over the course of the current quarter and calendar year and a longer-term estimate of the REIT taxable income of the Company. These figures are preliminary, subject to change, and subject to review by the Company’s independent registered public accounting firm.

Estimated Total Return on Equity

The Company’s estimated total return on equity for the quarter ended September 30, 2024 was 2.1%. The Company calculates total return on equity as the sum of dividends declared and paid during the quarter plus changes in book value during the quarter, divided by the Company’s stockholders’ equity at the beginning of the quarter.  The total return was $0.18 per share, comprised of dividends per share of $0.36 and a decrease in book value per share of $0.18 from June 30, 2024.

RMBS Portfolio Characteristics

Details of the RMBS portfolio as of September 30, 2024 are presented below. These figures are preliminary and subject to change and, with respect to figures that will appear in the Company’s financial statements and associated footnotes as of and for the quarter ended September 30, 2024, are subject to review by the Company’s independent registered public accounting firm:

●	RMBS Valuation Characteristics
●	RMBS Assets by Agency
●	Investment Company Act of 1940 (Whole Pool) Test Results
●	Repurchase Agreement Exposure by Counterparty
●	RMBS Risk Measures

About Orchid Island Capital, Inc.

Orchid Island Capital, Inc. is a specialty finance company that invests on a leveraged basis in Agency RMBS. Our investment strategy focuses on, and our portfolio consists of, two categories of Agency RMBS: (i) traditional pass-through Agency RMBS, such as mortgage pass-through certificates and collateralized mortgage obligations issued by Fannie Mae, Freddie Mac or Ginnie Mae, and (ii) structured Agency RMBS. The Company is managed by Bimini Advisors, LLC, a registered investment adviser with the Securities and Exchange Commission.

Forward-Looking Statements

This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 and other federal securities laws. These forward-looking statements include, but are not limited to, statements about the Company’s distributions. These forward-looking statements are based upon Orchid Island Capital, Inc.’s present expectations, but these statements are not guaranteed to occur. Investors should not place undue reliance upon forward-looking statements. For further discussion of the factors that could affect outcomes, please refer to the “Risk Factors” section of the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2023.

RMBS Valuation Characteristics
($ in thousands)
										Realized
									Realized	Jul -24 -
									Sep-24	Sep-24
					Net			Weighted	CPR	CPR
					Weighted			Average	(1-Month)	(3-Month)	Modeled Interest
	Current	Fair	% of	Current	Average			Maturity	(Reported	(Reported	Rate Sensitivity (1)
Type	Face	Value	Portfolio	Price	Coupon	GWAC	Age	(Months)	in Oct)	in Oct)	(-50 BPS)	(+50 BPS)
Fixed Rate RMBS
30yr 3.0	1,313,569	1,192,650	21.91%	90.79	3.00%	3.46%	42	312	4.9%	6.4%	36,156	(37,050)
30yr 3.5	180,159	170,463	3.13%	94.62	3.50%	4.04%	55	293	7.3%	8.6%	4,631	(4,728)
30yr 4.0	534,812	515,427	9.47%	96.38	4.00%	4.64%	68	285	3.2%	4.6%	11,715	(12,733)
30yr 4.5	312,192	308,236	5.66%	98.73	4.50%	5.44%	27	330	5.5%	6.8%	5,377	(6,191)
30yr 5.0	517,497	518,746	9.53%	100.24	5.00%	5.93%	25	330	7.9%	7.0%	7,905	(9,531)
30yr 5.5	259,123	265,083	4.87%	102.30	5.50%	6.43%	18	338	3.3%	5.8%	3,498	(4,475)
30yr 6.0	1,248,052	1,287,954	23.66%	103.20	6.00%	6.98%	9	347	11.7%	9.5%	8,892	(12,035)
30yr 6.5	776,146	806,065	14.81%	103.85	6.50%	7.43%	9	348	15.8%	11.9%	5,418	(7,020)
30yr 7.0	346,282	362,445	6.66%	104.67	7.00%	7.94%	11	343	22.4%	22.7%	2,291	(2,777)
30yr Total	5,487,832	5,427,069	99.71%	98.89	4.94%	5.72%	27	327	9.3%	8.8%	85,883	(96,540)
Total Pass Through RMBS	5,487,832	5,427,069	99.71%	98.89	4.94%	5.72%	27	327	9.3%	8.8%	85,883	(96,540)
Structured RMBS
IO 20yr 4.0	7,414	693	0.01%	9.35	4.00%	4.57%	153	81	11.0%	11.5%	3	(4)
IO 30yr 3.0	2,690	376	0.01%	13.98	3.00%	3.64%	116	234	0.9%	1.2%	(2)	-
IO 30yr 4.0	73,719	13,339	0.25%	18.09	4.00%	4.60%	121	230	5.8%	6.3%	(424)	302
IO 30yr 4.5	3,218	620	0.01%	19.26	4.50%	4.99%	171	176	8.6%	7.8%	(11)	7
IO 30yr 5.0	1,733	354	0.01%	20.45	5.00%	5.37%	171	177	1.1%	4.4%	(10)	7
IO Total	88,774	15,382	0.28%	17.33	4.01%	4.60%	126	214	6.1%	6.6%	(444)	312
IIO 30yr 4.0	23,450	353	0.01%	1.50	0.00%	4.40%	84	264	0.6%	5.7%	121	(99)
Total Structured RMBS	112,224	15,735	0.29%	14.02	3.17%	4.55%	117	225	4.9%	6.4%	(323)	213

Total Mortgage Assets	$5,600,056	$5,442,804	100.00%		4.90%	5.70%	29	325	9.2%	8.8%	$85,560	$(96,327)

		Hedge	Modeled Interest
	Notional	Period	Rate Sensitivity (1)
Hedge	Balance	End	(-50 BPS)	(+50 BPS)
3-Month SOFR Futures(2)	$(455,900)	Oct-25	$(5,699)	$5,699
10-Year Treasury Future(3)	(12,500)	Dec-24	(410)	397
Swaps	(3,486,800)	Jun-30	(91,274)	88,057
TBA	(300,000)	Oct-24	(8,387)	8,827
Swaptions	-	Jan-00	-	-
Hedge Total	$(4,255,200)		$(105,770)	$102,980
Rate Shock Grand Total			$(20,210)	$6,653

(1)

Modeled results from Citigroup Global Markets Inc. Yield Book. Interest rate shocks assume instantaneous parallel shifts and horizon prices are calculated assuming constant SOFR option-adjusted spreads. These results are for illustrative purposes only and actual results may differ materially.

(2)	Amounts for SOFR futures contracts represents the average quarterly notional amount.
(3)	Ten-year Treasury futures contracts were valued at prices of $114.28 at September 30, 2024. The market value of the short position was $14.3 million.

RMBS Assets by Agency
($ in thousands)
		Percentage
	Fair	of
Asset Category	Value	Portfolio
As of September 30, 2024
Fannie Mae	$3,692,047	67.8%
Freddie Mac	1,750,757	32.2%
Total Mortgage Assets	$5,442,804	100.0%

Investment Company Act of 1940 Whole Pool Test
($ in thousands)
		Percentage
	Fair	of
Asset Category	Value	Portfolio
As of September 30, 2024
Non-Whole Pool Assets	$161,835	3.0%
Whole Pool Assets	5,280,969	97.0%
Total Mortgage Assets	$5,442,804	100.0%

Borrowings By Counterparty
($ in thousands)
			Weighted	Weighted
		% of	Average	Average
	Total	Total	Repo	Maturity	Longest
As of September 30, 2024	Borrowings	Debt	Rate	in Days	Maturity
ABN AMRO Bank N.V.	$381,192	7.3%	5.37%	15	10/15/2024
Merrill Lynch, Pierce, Fenner & Smith	379,748	7.3%	5.20%	35	11/15/2024
ASL Capital Markets Inc.	346,397	6.6%	5.35%	31	11/15/2024
Cantor Fitzgerald & Co	289,468	5.5%	5.30%	11	10/18/2024
DV Securities, LLC Repo	274,284	5.2%	5.24%	19	10/28/2024
Mitsubishi UFJ Securities (USA), Inc	263,580	5.0%	5.35%	23	10/28/2024
J.P. Morgan Securities LLC	254,798	4.9%	5.33%	9	10/25/2024
Banco Santander SA	248,472	4.8%	5.33%	49	11/18/2024
Daiwa Securities America Inc.	247,191	4.7%	5.04%	28	11/19/2024
Citigroup Global Markets Inc	244,746	4.7%	5.04%	25	10/25/2024
Wells Fargo Bank, N.A.	241,641	4.6%	5.29%	16	10/16/2024
ING Financial Markets LLC	225,593	4.3%	5.01%	39	11/8/2024
Marex Capital Markets Inc.	223,192	4.3%	5.00%	21	10/21/2024
Goldman, Sachs & Co	208,485	4.0%	5.32%	16	10/16/2024
Bank of Montreal	204,522	3.9%	5.31%	15	10/15/2024
South Street Securities, LLC	194,516	3.7%	5.20%	19	10/24/2024
Clear Street LLC	193,535	3.7%	5.21%	48	11/20/2024
Mirae Asset Securities (USA) Inc.	193,120	3.7%	5.26%	26	11/18/2024
StoneX Financial Inc.	159,098	3.0%	5.03%	21	10/21/2024
The Bank of Nova Scotia	149,958	2.9%	5.29%	15	10/15/2024
RBC Capital Markets, LLC	143,225	2.7%	5.31%	45	11/14/2024
Nomura Securities International, Inc.	75,278	1.4%	5.31%	15	10/15/2024
Lucid Prime Fund, LLC	48,322	0.9%	5.29%	17	10/17/2024
Wells Fargo Securities, LLC	23,004	0.4%	5.06%	25	10/25/2024
Lucid Cash Fund USG LLC	17,506	0.3%	5.31%	17	10/17/2024
Total Borrowings	$5,230,871	100.0%	5.24%	25	11/20/2024

Contact:

Orchid Island Capital, Inc.

Robert E. Cauley

3305 Flamingo Drive, Vero Beach, Florida 32963

Telephone: (772) 231-1400